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                                                                       Exhibit 5


                       [LETTERHEAD OF CONNER & WINTERS]


                                January 12, 2001


Vintage Petroleum, Inc.
110 West Seventh Street
Tulsa, Oklahoma 74119

     Re:  Vintage Petroleum, Inc.
          Registration Statement on
              Form S-8 (the "Registration Statement")
            -----------------------------------------

Gentlemen:

     We have acted as counsel for Vintage Petroleum, Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Registration Statement relating to an aggregate of 5,268,044 shares of Common Stock, par value $.005 per share, of the Company (the "Shares"), issuable upon the exercise of options or pursuant to awards granted, or which may from time to time be granted, to directors, officers and key employees of the Company or its subsidiaries pursuant to the Vintage Petroleum, Inc. 1990 Stock Plan, as amended (the "1990 Plan"), and the Vintage Petroleum, Inc. Non-Management Director Stock Option Plan, as the case may be (collectively, the "Plans").

     We have examined the Registration Statement being filed contemporaneously herewith. We have also examined and are familiar with an original or copy, the authenticity of which has been established to our satisfaction, of each of the Plans and all such documents, corporate records, and other instruments as we have deemed necessary to express the opinion herein set forth. We understand that the Company does not intend to grant restricted stock awards under the 1990 Plan to employees or directors who have been employed by or served the Company or its subsidiaries for less than six months. We have also assumed that the consideration to be received by the Company for each of the Shares upon issuance will equal or exceed the par value per share of Common Stock of the Company.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plans and applicable authorized forms of agreement thereunder, will be validly issued, fully paid, and non-assessable.
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Vintage Petroleum, Inc.
January 12, 2001
Page 2


     We are members of the bar of the State of Oklahoma. Our opinion expressed above is limited to the laws of the State of Oklahoma, the corporate law of the State of Delaware and the federal laws of the United States of America, and we do not express any opinion herein concerning the laws of any other jurisdiction.

     We hereby consent to the Company's filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.

                                        Very truly yours,

                                        Conner & Winters,
                                        A Professional Corporation